EXHIBIT 23.1

               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

         As an independent certified public accounting firm, we hereby consent to the incorporation by reference in the registration statement on Form S-8, as amended, SEC file number 333-62240, as originally filed on June 4, 2001 of our report dated November 14, 2008 included in Form 10-K for the year ended June 30, 2008 of NuState Energy Holdings, Inc., and to all references to our Firm included in that registration statement.

/s/ SHERB & CO, LLP
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SHERB & CO, LLP

New York, New York,
November 14, 2008